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                                                                   EXHIBIT 10.47

                     SIXTH AMENDMENT TO AMENDED AND RESTATED
                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT

       This Sixth Amendment (this "Sixth Amendment") to the Amended and Restated Accounts Receivable Financing Agreement is entered into as of December 12, 2003, by and among (i) SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and (ii) SATCON TECHNOLOGY CORPORATION, a Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts (FAX 617-661-3373); SATCON POWER SYSTEMS, INC., Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts; SATCON APPLIED TECHNOLOGY, INC., a Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts; SATCON ELECTRONICS, INC., a Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts; and SATCON POWER SYSTEMS CANADA LTD. a corporation organized under the laws of the Province of Ontario, Canada with offices located at 161 First Street, Cambridge, Massachusetts (individually and collectively, jointly and severally, "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain Amended and Restated Accounts Receivable Financing Agreement dated as of April 4, 2003, as amended by a certain First Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of June 24, 2003, as further amended by a certain Second Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of August 11, 2003, as further amended by a certain Third Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of September 2, 2003, as further amended by a certain Fourth Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of September 10, 2003, and as further amended by a certain Fifth Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of October 20, 2003 (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

       A. Modifications to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the following definitions appearing in Section 1, thereof:

                      ""ADJUSTED TANGIBLE NET WORTH" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments: (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other affiliates, (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, (iii) the value of Borrower's investment in Beacon Power Corporation, and (iv) the value of Borrower's warrants to purchase Beacon

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                      Power Corporation and (B) there shall be excluded from
                      liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Bank or by language in the instrument evidencing the indebtedness which is acceptable to Bank in its sole discretion.

                      "ADVANCE RATE" is eighty percent (80.0%) net of Deferred Revenue and offsets related to each specific Account Debtor.

                      "APPLICABLE RATE" is a per annum rate equal to the Prime Rate plus four percent (4.0%).

                      "FACILITY AMOUNT" is Five Million Dollars ($5,000,000.00), provided, however, than until the occurrence of each of Capitalization Event No. 1 and Capitalization Event No. 2, and provided that no Event of Default has occurred, the maximum Facility Amount shall be Three Million One Hundred Twenty Five Thousand Dollars ($3,125,000.00).

                      "FACILITY PERIOD" is the period beginning on this date and continuing until one year from the date of this Agreement, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to Section 4.3.

                      "PRIME RATE" is the greater of (i) 4.75% or (ii) Bank's most recently announced "Prime Rate," even if it is not Bank's lowest rate."

                 and inserting in lieu thereof the following:

                      ""ADJUSTED TANGIBLE NET WORTH" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments: (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to Borrower from its officers or other affiliates, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (B) there shall be excluded from liabilities all Subordinated Debt.

                      "ADVANCE RATE" is eighty percent (80.0%) net of Deferred Revenue and offsets related to each specific Account Debtor, or such other percentage as Bank establishes under
                      Section 2.2; provided however, if Borrower is unable to maintain an Adjusted Quick Ratio of at least 1.0 to 1.0, then the Advance Rate will be eighty percent (80.0%) net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue.

                      "APPLICABLE RATE" is a per annum rate equal to the aggregate of the Prime Rate plus one and one half of one percent (1.5%), provided however, if Borrower is unable to maintain an Adjusted Quick Ratio of at least 1.0 to 1.0 as of the end of any Reconciliation Period, then the Applicable Rate will be a per annum rate equal to the aggregate of the Prime Rate plus three percent (3.0%) effective as of such Reconciliation Period and for each Reconciliation Period thereafter. In the event that Borrower achieves an Adjusted Quick Ratio of at least 1.0 to 1.0 thereafter, then the Applicable Rate shall reduce to the aggregate of the Prime Rate plus one and one half of one percent (1.5%), effective for each Reconciliation Period after Borrower delivers to Bank satisfactory evidence that

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                      Borrower has achieved such Adjusted Quick Ratio.

                      "FACILITY AMOUNT" is Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00).

                      "FACILITY PERIOD" is the period beginning on the 2003 Closing Date and continuing until the date which is 364 days after the 2003 Closing Date, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower pursuant to Section 4.3.

                      "PRIME RATE" is the greater of (i) 4.00% or (ii) Bank's most recently announced "Prime Rate," even if it is not Bank's lowest rate."

            2. The Loan Agreement shall be amended by inserting the following definitions, in alphabetical order, in Section 1, thereof:

                      ""2003 CLOSING DATE" is December 12, 2003.

                      "ADJUSTED QUICK RATIO" is the ratio of Quick Assets to Current Liabilities minus Deferred Revenue.

                      "CURRENT LIABILITIES" is all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

                      "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

                      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

                      "UNUSED LINE FEE" is defined in Section 3.8."

            3. The Loan Agreement shall be amended by deleting the following text appearing in Section 3.4 thereof:

                      "On each Reconciliation Day, Borrower will pay to Bank a Collateral Handling Fee, equal to: (a) 0.55% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period, prior the occurrence of Capitalization Event No. 1 and Capitalization Event No. 2, and (b) 0.45% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period, after the occurrence of Capitalization Event No. 1 and Capitalization Event No. 2."

                 and inserting in lieu thereof the following:

                      "On each Reconciliation Day, Borrower will pay to Bank a Collateral Handling Fee, equal to 0.20% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period; provided however, if Borrower is unable to maintain an Adjusted Quick Ratio of at least 1.0 to 1.0, then the Collateral Handling Fee will be equal to 0.25% per month of

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                      the average daily Financed Receivable Balance outstanding
                      during the applicable Reconciliation Period effective as of such Reconciliation Period and for each Reconciliation Period thereafter. In the event that Borrower achieves an Adjusted Quick Ratio of at least 1.0 to 1.0 thereafter, then the Collateral Handing Fee shall reduce to 0.20% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period, for each Reconciliation Period after Borrower delivers to Bank satisfactory evidence that Borrower has achieved such Adjusted Quick Ratio."

            4. The Loan Agreement shall be amended by inserting the following new Section 3.8 immediately following Section 3.7 thereof:

                           "3.8 UNUSED LINE FEE. In the event, in any calendar
                      quarter after the 2003 Closing Date, the average daily principal balance of Advances outstanding during the quarter is less than $5,000,000, Borrower shall pay Bank an unused line fee in an amount equal to 0.50% per annum on the difference between $5,000,000 and the average daily principal balance of the Advances outstanding during the quarter (the "Unused Line Fee"), which Unused Line Fee shall be computed and paid quarterly, in arrears, on the first day of the following quarter."

            5. The Loan Agreement shall be amended by deleting the following text appearing in Section 4.3 thereof, entitled "Early Termination of Agreement":

                      "If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to One Hundred Thousand Dollars ($100,000.00) (the "Early Termination Fee")."

                 and inserting in lieu thereof the following:

                      "If this Agreement is terminated prior to six (6) months after the 2003 Closing Date (A) by Bank in accordance with clause (ii) in the foregoing sentence or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Twenty-Five Thousand Dollars ($25,000.00) (the "Early Termination Fee")."

            6. The Loan Agreement shall be amended by deleting the following text appearing in Section 6.3(D) thereof:

                      "(ii) as soon as available, but no later than one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank;"

                 and inserting in lieu thereof the following:

                      "(ii) as soon as available, but no later than ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion on the financial statements from an independent certified public accounting firm acceptable to Bank;"

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            7.   The Loan Agreement shall be amended by deleting the following text appearing in Section 6.3(M) thereof:

                      "(M) Maintain at all times, to be tested monthly, an Adjusted Tangible Net Worth equal to or greater than the aggregate of: (a)(i) Four Million Five Hundred Thousand Dollars ($4,500,000.00) as of the month ended August 31, 2003; (ii) Four Million Eight Hundred Thousand Dollars ($4,800,000.00) as of the month ending September 30, 2003;
                      (iii) Three Million Seven Hundred Thousand Dollars ($3,700,000.00) as of the month ending October 31, 2003;
                      (iv) Three Million Six Hundred Thousand Dollars ($3,600,000.00) as of the month ending November 30, 2003;
                      (v) Four Million Seven Hundred Thousand Dollars ($4,700,000.00) as of the month ending December 31, 2003;
                      (vi) Three Million Six Hundred Thousand Dollars ($3,600,000.00) as of the month ending January 31, 2004;
                      (vii) Three Million Five Hundred Thousand Dollars ($3,500,000.00) as of the month ending February 28, 2004 and for each month thereafter, plus (b) 100% of the amount of proceeds received by Borrower in connection with any issuance of equity or subordinated debt, including Capitalization Event No. 1 and Capitalization Event No. 2, minus (c) a maximum of Seven Hundred Thousand Dollars ($700,000.00) in past and current expenses approved by the Bank which have been netted out of the H.C. Wainwright equity/sub debt financing upon the closing of same."

                 and inserting in lieu thereof the following:

                      "(M) Maintain: (a) as of the last day of each month (unless such day is also the last day of a quarter), an Adjusted Tangible Net Worth of at least Eight Million Eight Hundred Thousand Dollars ($8,800,000.00), and (b) as of the last day of each quarter, an Adjusted Tangible Net Worth of at least Ten Million Three Hundred Thousand Dollars ($10,3000,000.00), to be tested monthly."

            8. The Loan Agreement shall be amended by deleting the following text appearing in Section 6.4(A) thereof:

                      "(A) Assign, lease, transfer, sell or grant, or permit any lien or security interest in the Collateral, except for transfers (i) of inventory in the ordinary course of business and (ii) of worn-out or obsolete equipment."

                 and inserting in lieu thereof the following:

                      "(A) Assign, lease, transfer, sell or grant, or permit any lien or security interest in the Collateral, except for transfers of (i) inventory in the ordinary course of business (ii) worn-out or obsolete equipment, and (iii) patents and other intellectual property associated with Smart Predictive Line Controller technology on terms acceptable to Bank."

            9. The Loan Agreement shall be amended by deleting the following text appearing in Section 6.4(B) thereof:

                      "(B) Create, incur, assume, or be liable for any indebtedness."

                 and inserting in lieu thereof the following:

                      "(B) Create, incur, assume, or be liable for any indebtedness, except for fixed assets currently financed elsewhere, as well as additional indebtedness up to a

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                      maximum amount of $1,000,000.00 in connection with the
                      financing of Borrower's existing equipment, provided that such indebtedness is on terms and conditions reasonably acceptable to Bank."

4. FEES. Borrower shall pay to Bank a commitment fee equal to Twenty Three Thousand Two Hundred Fifty Dollars ($23,250.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of December 19, 2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an ACCURATE and COMPLETE listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, shall remain in full force and effect.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Sixth Amendment, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Sixth Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Sixth Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Sixth Amendment.

10. COUNTERSIGNATURE. This Sixth Amendment shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Sixth Amendment become effective until signed by an officer of Bank in California).

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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       This Sixth Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
SATCON  TECHNOLOGY CORPORATION


By /s/ RALPH M. NORWOOD
   -----------------------------------------
Name: RALPH M. NORWOOD
     ---------------------------------------
Title VP & CFO
      --------------------------------------


SATCON POWER SYSTEMS, INC.


By /s/ RALPH M. NORWOOD
   -----------------------------------------
Name: RALPH M. NORWOOD
     ---------------------------------------
Title VP & CFO
      --------------------------------------


SATCON APPLIED TECHNOLOGY, INC.


By /s/ RALPH M. NORWOOD
   -----------------------------------------
Name: RALPH M. NORWOOD
     ---------------------------------------
Title VP & CFO
      --------------------------------------


SATCON ELECTRONICS, INC.


By /s/ RALPH M. NORWOOD
   -----------------------------------------
Name: RALPH M. NORWOOD
     ---------------------------------------
Title VP & CFO
      --------------------------------------


SATCON POWER SYSTEMS CANADA LTD.


By /s/ RALPH M. NORWOOD
   -----------------------------------------
Name: RALPH M. NORWOOD
     ---------------------------------------
Title VP & CFO
      --------------------------------------

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BANK:
SILICON VALLEY BANK


By DAVID REICH
  ------------------------------------------
Title SVP
      --------------------------------------